UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Modine Manufacturing Company

(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Information to be Included in the Report

Item 1.01Entry into a Material Definitive Agreement.

On May 29, 2025, Modine Manufacturing Company (“Modine”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among Modine, LBW Holding Corp. (“LBW Holding”), Tyrolean Holding Corp., a wholly owned subsidiary of Modine (“Acquisition Sub”), and Mason Wells Buyout Fund IV, LP, as Stockholders Agent. Pursuant to and subject to the terms and conditions of the Agreement, Acquisition Sub will be merged with and into LBW Holding (the “Merger”) and, at the effective time of the Merger (the “Effective Time”), the separate existence of Acquisition Sub will cease and LBW Holding will be the surviving corporation in the Merger and a wholly owned subsidiary of Modine.

The aggregate closing consideration to be paid by Modine to the stockholders of LBW Holding in consideration for the their shares of LBW Holding stock will be an amount equal to (i) $112,000,000; plus (ii) the estimated amount of cash and cash equivalents on the books of LBW Holding and its subsidiaries; plus (iii) the amount, if any, that Estimated Working Capital is greater than Target Net Working Capital; minus (iv) the amount, if any, that Estimated Net Working Capital is less than Target Net Working Capital; minus (v) the estimated debt of LBW Holding and its subsidiaries, and minus (vi) estimated seller transaction costs. A portion of the closing consideration will be held in escrow pending a final post-closing calculation of adjustments.

Modine expects to fund the purchase price with a combination of cash on hand and from its existing credit facility.

The Agreement contains customary representations and warranties of LBW Holding relating to itself and its subsidiaries, and customary joint and several representations of Modine and Acquisition Sub.  Modine’s recourse for any inaccuracy in or breach of the representations and warranties of LBW Holding will principally be to make claims against a representations and warranties insurance policy that Modine procured in connection with these transactions. LBW Holding also agreed on behalf of itself and its subsidiaries to customary covenants applicable during the interim period between the signing of the Agreement and the earlier of (x) the Effective Time and (y) the termination of the Agreement in accordance with its terms, including (without limitation) as to the continued conduct of its business and operations in the ordinary course; access by Modine to certain assets, books and records and employees of LBW Holding; confidentiality; non-solicitation of certain transactions; and the termination of certain agreements.

The closing of the Merger and the other transactions contemplated by the Agreement (collectively, the “Transaction”) is subject to the satisfaction or waiver of customary conditions, but is not subject to any financing conditions, required regulatory review or other waiting periods. The Agreement contains certain limited termination rights for both Modine and LBW Holding, including (without limitation), by either such party by mutual written agreement; by either such party if the closing has not occurred on or before June 4, 2025; and by either such party if each closing condition has been satisfied or waived and the other such party refuses to consummate the closing transactions.

In connection with the closing of the Transaction, certain stockholders of LBW Holding will separately agree to certain restrictive covenants, such as confidentiality, non-solicit and non-disparagement provisions.

The Transaction is expected to close on or about May 31, 2025, but in no event later than June 4, 2025.

The foregoing description of the Agreement and Transaction does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

Item 7.01Regulation FD Disclosure.

Modine is furnishing herewith as Exhibit 99.1 investor materials containing additional information relating to the Transaction described under Item 1.01 of this Current Report on Form 8-K.

Item 8.01Other Events.

On May 30, 2025, Modine issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are being furnished herewith:

2.1	Agreement and Plan of Merger by and among LBW Holding Corp., Modine Manufacturing Company, Tyrolean Holding Corp., and Mason Wells Buyout Fund IV, LP, as Stockholders Agent, dated as of May 29, 2025

99.1Investor Materials

99.2 Press Release issued May 30, 2025

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2025. Other risks and uncertainties include, but are not limited to, the following: Modine’s ability to complete the Transaction in the anticipated manner and timeframe, to integrate the acquired business successfully into Modine thereafter and to realize the anticipated synergies associated with the Transaction; the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, public health threats, and military conflicts, including the conflicts in Ukraine and in the Middle East and tensions in the Red Sea; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to successfully exit portions of our business that do not align with our strategic plans; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this press release, and we do not assume any obligation to update any forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Neil D. Brinker
Neil D. Brinker
President and Chief Executive Officer

Date: May 30, 2025

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